UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/01/2009

LIMELIGHT NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33508

Delaware	20-1677033
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2220 W. 14th Street
Tempe, AZ 85281
(Address of principal executive offices, including zip code)

(602) 850-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On June 1, 2008, the Compensation Committee of the Board of Directors of Limelight Networks, Inc. (the "Company") approved stock option grants and restricted stock unit awards to certain of the Company's executive officers in connection with its annual review of executive officer compensation. The following is a summary of these compensation arrangements:

Nathan F. Raciborski

Number of stock options - 120,000 at option price of $5.03 per share
Number of restricted stock units - 85,000

Michael M. Gordon

Number of stock options - 80,000 at option price of $5.03 per share
Number of restricted stock units - 60,000

David M. Hatfield

Number of stock options - 120,000 at option price of $5.03 per share
Number of restricted stock units - 85,000

Each of the restricted stock unit awards, if eligible, shall vest in three (3) equal annual installments beginning on the third business day following the Company's public announcement of its earnings for the fiscal quarter ending June 30, 2010, and the second and third installments vesting on June 1, 2011 and June 1, 2012, provided the executive officer remains with the Company through each such vesting date. All or a portion of the restricted stock units may become eligible for vesting based upon the achievement of certain financial performance targets for the twelve-month period ending June 30, 2010. Restricted stock units that do not become eligible are forfeited. Each restricted stock unit represents a contingent right to receive one (1) share of the Company's common stock.

Each of the stock option awards vest one quarter (1/4th) on June 1, 2010, and one forty-eighth (1/48th) each month thereafter on the first day of each month, provided the executive officer remains with the Company through each such vesting date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.

Date: June 04, 2009	By:	/s/ Philip C. Maynard
Philip C. Maynard
Senior Vice President, Chief Legal Officer & Secretary